EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CN Bancorp, Inc. (the "Company"), of our report dated February 6, 2004, on our audits of the consolidated financial statements of CN Bancorp, Inc. as of December 31, 2003 and 2002 contained in the Annual Report to Shareholders of the Company for the year ended December 31, 2003.


                                                  /s/ Beard Miller Company LLP



Baltimore, Maryland
June 10, 2004